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                                                                       EXHIBIT 5
                                                            OPINION RE: LEGALITY



                     Powell, Goldstein, Frazer & Murphy LLP
                         1001 Pennsylvania Avenue, N.W.
                                   Sixth Floor
                              Washington, DC 20004
                                  (202)347-0066



                                            December 13, 2000

Sole Director of the Board of Directors
Bullet Environmental Technologies, Inc.

Dear Mr. Wareham:

        We have acted as counsel to Bullet Environmental Technologies, Inc. (the "Company"), with respect to the Company's Registration Statement on Form S-8, filed by the Company with the U.S. Securities and Exchange Commission (the "Commission") in connection with the registration under the Securites Act of 1933, as amended, of 120,000 shares of Common Stock, $0.0001 par value (the "Shares"), subject to a certain Consulting Services Agreement dated April 1, 1999 and Conversion Agreement dated December 8, 2000 (collectively, the "Agreements") between the Company and a consultant of the Company.

        As counsel to the Company, we have examined such records and documents of the Company, as well as relevant statutes, regulations, published rulings and such questions of law, as we considered necessary or appropriate for the purpose of this opinion.

        Based on the foregoing, we are of the opinion that the 120,000 Shares subject to the Agreements, when issued, will be validly issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as an exhibit to the Company's Registration Statement on Form S-8 and to all references to our firm in such Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933 or the General Rules and Regulations thereunder.


                                      Sincerely,


                                      /s/ Powell, Goldstein, Frazer & Murphy LLP